Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-258601, No. 333-256824, No. 333-236012 and No. 333-276029) on Form S-8 and registration statements (No. 333-257493 and No. 333-251452) on Form S-3 of our reports dated February 27, 2024, with respect to the consolidated financial statements of AdaptHealth Corp. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 27, 2024